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                                                                EXHIBIT 5.1

                 [Letterhead of Appleby, Spurling & Kempe]

                                                             5 August, 1999

Global Crossing Ltd.
Wessex House
Church Street
Hamilton
Bermuda

Dear Sirs,

Re: Global Crossing Ltd. (the "Company")

  We have been instructed by the Company to address this opinion to you in connection with the Registration Statement on Form S-4 of the Company (the "Registration Statement") being filed on the date hereof under the Securities Act of 1933 of the United States of America as amended in connection with the issue of common shares of par value US$0.01 each (the "Common Shares") of the Company to the shareholders of Frontier Corporation ("Frontier") in connection with the merger (the "Merger") of Frontier with GCF Acquisition Corp., a wholly owned subsidiary of the Company ("Merger Subsidiary"), pursuant to the Agreement and Plan of Merger, dated as of March 16, 1999 and as amended on May 16, 1999, among the Company, Frontier and Merger Subsidiary.

  This opinion is based upon and confined to the laws of Bermuda presently in force as currently applied by the Courts of Bermuda. We have made no investigation of, nor do we express any opinion as to, the laws of any jurisdiction other than Bermuda.

  In order to render this opinion, we have been supplied with and have reviewed and relied upon the Registration Statement and the documents listed in Schedule 1 to this opinion (the "Documents"). Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Registration Statement.

Assumptions

  In stating our opinion we have assumed:

    (a) the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised, faxed or photostatic copies;

    (b) the genuineness of all signatures on the Documents;

    (c) the authority, capacity and power of each of the persons signing the Documents;

    (d) that any factual statements made in any of the Documents are true, accurate and complete;

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    (e) that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the issue of the Common Shares or which would have any implication in relation to the opinion expressed herein;

    (f) that the search made on 3rd August, 1999 of the Register of Companies at the office of the Registrar of Companies referred to in paragraph 6 of
  Schedule 1 to this opinion was complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since such date been materially altered;

    (g) that the search made on 3rd August, 1999 in the Supreme Court Causes Book at the Registry of the Supreme Court referred to in paragraph 7 of
  Schedule 1 to this opinion was complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since such date been materially altered;

    (h) that the Board Resolutions (as defined in Schedule 1 to this opinion) are in full force and effect and have not been rescinded, either in whole or in part, accurately record the resolutions passed by the Board of Directors of the Company in meetings which were duly convened and at which a duly constituted quorum was present and voting throughout;

    (i) for the purposes of opinion paragraph 4 below, that the Bye-law amendments as set out in the Registration Statement were duly adopted by the Board of Directors in accordance with the Bye-laws of the Company at a duly convened, validly held and quorate meeting of the Board held on the 18th June, 1999 and are duly adopted and approved by the Shareholders at the Annual General Meeting to be held 23rd September, 1999, (the "AGM") in accordance with the Bye-laws and Bermuda law;

    (j) that the Shareholders, at the AGM, approve the issue of the Common Shares and approve and adopt a resolution approving and authorising Proposals No. 1 and 2 set out in Annex G to the Registration Statement (such resolutions being referred to as the "Shareholder Resolutions"); and

    (k) that the Shareholder Resolutions will be validly passed and adopted by the Shareholders of the Company in accordance with the requirements of the Bye-laws at the AGM and at which a duly constituted quorum will be present and voting throughout.

Opinion

  Based on and subject to the foregoing, subject to the reservations set out below, we are of the opinion that:

    (1) The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of Bermuda and has all requisite corporate power and authority to issue the Common Shares.

    (2) All necessary corporate action required pursuant to Bermuda law, has been taken by or on behalf of the Company and all the necessary authorisations and approvals of Governmental authorities in Bermuda have been duly obtained for the issue of the Common Shares.

    (3) When duly issued in accordance with the Merger Agreement and the Board Resolutions, the Common Shares will be validly issued, as fully paid and non-assessable shares of the Company.

    (4) The issuance of the Common Shares to Frontier shareholders in the Merger will not breach or conflict with and will not constitute a default or violation of any of the terms or provisions of the Company's Memorandum of Association, Certificate of Incorporation or Bye-laws or, subject to assumption (i) above, the Bye-laws as amended by the Bye-law Amendments.

    (5) There are no taxes, duties or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof, in respect of the issue of the Common Shares in accordance with the Merger.

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Reservations

  We have the following reservations:

    (a) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

    (b) Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

      (i) whether an application to the Supreme Court for a winding up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the Search is concluded;

      (ii) whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed;

      (iii) details of matters which have been lodged for filing or registration which as a matter of general practice of the Registrar of Companies would have or should have been disclosed on the public file but have not actually been registered or to the extent that they have been registered have not been disclosed or appear in the public records at the date and time the search is concluded;

      (iv) details of matters which should have been lodged for registration but have not been lodged for registration at the date the search is concluded; or

      (v) whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the register of charges in accordance with the provisions of the Act.

  Furthermore, in the absence of a statutorily defined system for the registration of charges created by companies incorporated outside Bermuda ("overseas companies") over their assets located in Bermuda, it is not possible to determine definitively from searches of the register of charges maintained by the Registrar of Companies in respect of such overseas companies what charges have been registered over any of their assets located in Bermuda or whether any one charge has priority over any other charge over such assets.

    (c) In order to issue this opinion we have carried out the search referred to in paragraph 6 of Schedule 1 to this opinion at 11:28 a.m. on the 3rd August, 1999 and have not enquired as to whether there has been any change since that time and date.

    (d) In order to issue this opinion we have carried out the search referred to in paragraph 7 of Schedule 1 to this opinion at 11:28 a.m. on the 3rd August, 1999 and have not enquired as to whether there has been any change since that time and date.

    (e) In paragraph (1) above, the term "good standing" means that the Company has received a Certificate of Compliance from the Registrar of Companies.

    (f) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

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Disclosure

  We consent to the filing of this opinion as an exhibit to the Registration Statement of the Company.

  We also consent to the reference to our Firm under the captions "Legal Matters," "The Merger--Certain federal income tax and Bermuda tax consequences" and "Service of Process and Enforcement of Liabilities" in the Registration Statement.

  This opinion is being furnished in connection with the filing of the Registration Statement with the Securities and Exchange Commission and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose, nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

  This opinion is governed by and is to be construed in accordance with Bermuda law.

                                          Yours faithfully,

                                          /s/ Appleby Spurling & Kempe
                                          -------------------------------------

                                              Appleby Spurling & Kempe

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